Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICIER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Craig A. McCollam, Chief Financial Officer of Dionex Corporation, hereby certifies that, to the best of his knowledge:
1.	Our Annual Report on Form 10-K for the period ended June 30, 2008, and to which this Certification is attached (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of our operations.

By: /s/ Craig A. McCollam Name: Craig A. McCollam Title: Senior Vice-President and Chief Financial Officer Dated: August 29, 2008